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                     * Confidential Treatment Requested
                       Under 17 C.F.R. Sections 200.80(b)(4),
                       200.83 and 230.406

                                                                   EXHIBIT 10.21

By Telecopy

July 12, 1999

Mr. David Blohm
President and CEO
SmarterKids.com, Inc.
200 Highland Avenue
Needham, MA 02494

     Re: Private Label SmarterKids.com Store for Lightspan

Dear David:

In accordance with our discussions, this letter agreement ("Agreement") sets forth the terms agreed to between The Lightspan Partnership, Inc., a California corporation ("Lightspan"), and SmarterKids.com, Inc., a Massachusetts corporation ("SmarterKids") for the development and operation, by SmarterKids, for Lightspan, of a "private label" version of SmarterKids' e-commerce store SmarterKids.com.

This Agreement will be effective as of the date set forth above when executed by an authorized representative of each party where indicated below.

Following the execution of this Agreement, the parties agree to work expeditiously in good faith to negotiate and execute a long form agreement ("Long Form Agreement"). Unless and until the Long Form Agreement is executed and delivered by the parties, this Letter Agreement shall be valid and binding upon the parties.

1.   General

Smarterkids.com will create, own and operate a co-branded on-line store for Lightspan (the "Lightspan Store") that will become the premier educational products e-commerce site on (i) Lightspan's Page One and the Lightspan Education Portal; and (ii) if Lightspan elects to add e-commerce to Lightspan's subscription education service, the Lightspan Network, on The Lightspan Network. Lightspan Page One, the Lightspan Education Portal and The Lightspan Network are referred to collectively herein as the "Lightspan Internet Services."

2.   Branding

The name of the Lightspan store will, at Lightspan's election, include "Lightspan" in some fashion (e.g. "The Lightspan Learning Store") and will also carry the Smarterkids.com brand as a secondary identifier (e.g. "Powered by Smarterkids.com"). The Smarterkids.com brand will be at least 25% of the Lightspan identifier in the home page for the store. This will be comparable to Yahoo's presence in the branding of Lightspan PageOne. Unless the parties
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otherwise agree, the name of the store will be presented as follows on the home page for the store:

                        [LIGHTSPAN LEARNING STORE LOGO]

3.   Description of Lightspan Store

     a. The Lightspan Store will include a customized "home page" that will be arrived at from a Lightspan owned and branded URL. The look and feel of this "home page" will be differentiated from Smarterkids.com but functionally the same as Smarterkids.com in all material respects. Lightspan may market additional product offerings not found in Smarterkids.com from this home page. The parties will work together to determine a mutually agreeable process and time line for SmarterKids' addition of such products and mutually agreeable arrangements for the handling of purchase, inventory ownership and other similar issues related to the offering of such products. Every Smarterkids.com page that is reached off the Lightspan Store home page (in other words the whole user session originated from the Lightspan store) will have the co-branded logo, as described in paragraph 2, indicating the user is in the Lightspan Store. The Smarterkids.com "Nav bar" will be arranged so that clicking on "home" or "about us" will take the user to the appropriate pages as differentiated between Smarterkids.com and the Lightspan Store.

     b. SmarterKids will provide all customer service for the Lightspan Store. Customer service for the Lightspan Store will be equal to or superior to that of Smarterkids.com in all material respects. If customer service for the Lightspan Store falls materially below other comparable category members as measured by an independent party, such as BizRate, or falls materially below that of SmarterKids.com, and SmarterKids fails to rectify the situation within 30 days of Lightspan's provision of written notice requesting it to do so, Lightspan will be entitled to terminate this Agreement.

     c. Lightspan will have a right of approval (not to be unreasonably withheld) with respect to all Lightspan Store content that shows up uniquely within the Lightspan Store. The process for this approval will be further defined to avoid slowdowns in the development process.

     d. Lightspan will not have a right of approval with respect to content which is common to SmarterKids.com and the Lightspan Store; provided, however, that SmarterKids agrees that such content will not vary, fundamentally, from that currently included on SmarterKids.com, and will not, under any circumstances, include content inappropriate for children or content that could otherwise jeopardize the business or

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     reputation of Lightspan or impugn the integrity of the Lightspan Internet
     Services. Without limiting the generality of the foregoing, SmarterKids agrees that all product reviews included in the Lightspan Store will be unbiased and not influenced by any benefit or incentive offered by a product supplier.

     e. Smarter Kids will not, in any way, encourage customers of the Lightspan Store to instead become customers of SmarterKids.com. In order to ensure that promotions for SmarterKids do not encourage customers of the Lightspan Store to become customers of SmarterKids.com, SmarterKids agrees that, to the extent to which SmarterKids runs "customer days" or other promotions for customers of SmarterKids, it will run an equivalent promotion for the Lightspan Store which is specifically designed to drive return visits to the Lightspan Store. Thus, by way of example, a customer days promotion for SmarterKids.com which provides SmarterKids.com customers a special URL that allows them to obtain discounts that are not then generally available on SmarterKids.com would be accompanied by an equivalent promotion for Lightspan Store customers providing Lightspan Store customers with their own unique Lightspan Store promotion URL.

4.   Links from Lightspan Internet Services to Lightspan Store

     a. A special link or interface for the Lightspan Store will be included in an e-commerce section in Lightspan Page One and an e-commerce section in the Lightspan Portal and, if Lightspan elects to include e-commerce links from the Lightspan Network, in an e-commerce page in the Lightspan Network. The "real estate" permanently assigned by Lightspan for such links will be generally equivalent to or superior to the "real estate" permanently assigned by Lightspan within the e-commerce section to any other third-party vendor (i.e. non-Lightspan owned vendor) within the e-commerce section. The forgoing shall not prohibit Lightspan from providing a third party vendor superior "real estate" in the e-commerce section during temporary promotional events.

     b. The parties agree to work together to determine a mutually acceptable way to prominently integrate product recommendations generated by Smarterkids.com into Learning Activities on certain portions of Lightspan Page One, certain portions of the Lightspan Education Portal and, at Lightspan's election, certain portions of the Lightspan Network (e.g. a visitor looking for math learning activities for a 2 year old with a particular learning style would be offered math learning products for a 2 year old with that learning style). Ideally, these links will be available both on the initial pages of the Learning Activities as well as in the results of Learning Activity searches within the Lightspan Learning Search. The recommendations will be linked directly to the Lightspan Store in a way that allows the user of Lightspan to make an immediate purchase of the products recommended. Lightspan will consult with Smarterkids.com regarding the placement of the links, but Lightspan will ultimately control all placement, editorial, layout, navigation, content and other aspects of the Lightspan Internet Services in its sole discretion. Smarterkids acknowledges that it is Lightspan's intention that the links be included in a way that would allow them to be


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     directed specifically to parents, and not to children and that would allow them to be tied only to Learning Activities intended for use outside the classroom.

     c. In the event Lightspan elects to include other links to the Lightspan Store from the Lightspan Internet Services, SmarterKids agrees to work with Lightspan to add the links as quickly as reasonably practicable.

5.   Links from SmarterKids.com and Lightspan Store to Lightspan Internet
     Services

Smarterkids will work with Lightspan to correlate the Lightspan Learning Activity categories to Smarterkids.com's proprietary categorization of products. Provided that Lightspan offers Learning Activities that are educationally sound and that include functionality which is generally equivalent or superior to the functionality of Learning Activities included in Internet sites comparable to the Lightspan Internet Services, SmarterKids will integrate recommendations for Lightspan Learning Activities in appropriate locations within MySmarterKids and the Smarterkids.com and Lightspan Store sites. Such recommendations will relate to the products the Smarterkids.com/ Lightspan Store user is looking for at that time (e.g. a shopper looking for math products for a 2 year old with a particular learning style would be offered Lightspan math learning activities for 2 year olds with that learning style). The Learning Activities will be hosted by Lightspan and the recommendations will link users directly to the specific Lightspan Learning Activity on the Lightspan Internet Services. Smarterkids will consult with Lightspan regarding the links and Lightspan will have a right of approval, not to be unreasonably denied, with respect to the links, but Smarterkids.com will ultimately control all placement, editorial, layout, navigation content and other aspects of Smarterkids.com.

6.   MySmarterkids Functionality/ Coordination of Registration Processes

     a. The Lightspan Store will include MySmarterkids.com functionality for personalized product recommendations.

     b. The parties agree that, ideally, registration for the Lightspan Internet Services and for the Lightspan Store will be coordinated so that a registrant of one site who wishes to use the other will not be required to re-register. The parties will work together in good faith to determine a process that -- while not "automatically" registering users for both the Lightspan Store and the Lightspan Internet Services -- avoids re-registration or, failing that, simplifies the second registration so that the user is only required to provide additional information required for the second registration and is not required to provide the same information twice. The parties agree that any such coordinated registration process would need to meet both parties' requirements and standards for children's registration and parental approvals of children's registration.

7. Lightspan Content included in SmarterKids.com Parent Center and Lightspan Store Parent Center


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Within the new layout of the Smarterkids.com Parent Center (also available in the Lightspan Store), Lightspan will contribute a "bylined" article(s) on a regular and rotating basis, based on the Smarterkids.com editorial calendar, editorial guidelines and mutually agreed upon topics. The Lightspan bylined area will include links to Lightspan.com through "tell me more" icons and/or prompts. Smarterkids.com will have editorial approval rights, not to be unreasonably denied, for content hosted by Smarterkids.com. Smarterkids.com and Lightspan will discuss the desirability and investigate the feasibility of including Lightspan Learning Search for Lightspan activities within the Parent Center.

8.   [***]

[***]

     a.   [***]

     b.   [***]

     c.   [***]

     d.   [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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[***]

     e.   [***]

9.   Data Tracking

Smarterkids.com will separately identify, in its database, all Lightspan Store registrants and all Smarterkids.com registrants who have some on-going relationship with Lightspan that SmarterKids is aware of (e.g. who are subscribers to the Lightspan subscription network, a member of a Lightspan PageOne club or who have established a MyLightspan account) ("Lightspan Shoppers"). Smarterkids.com will [***] to be determined by the parties in accordance with terms to be included in the Long Form Agreement. Lightspan will be entitled to a copy of all registration, shopping, traffic, customer service and other data Smarterkids.com collects with respect to users of the Lightspan Store. SmarterKids will send the data to Lightspan in a weekly report in standard CSV or Microsoft Excel format.

10.  Sharing of registration data

Both SmarterKids.com and Lightspan will jointly own the registration data collected on customers and registrants from the Lightspan Store. SmarterKids.com will provide Lightspan copies of this data on an ongoing basis throughout the Term. SmarterKids will create a weekly report in standard CSV or Microsoft Excel format to be transmitted to Lightspan that will contain the Lightspan Store customers and all registration information other than credit card numbers. Neither SmarterKids nor Lightspan shall be entitled to sell any Lightspan Store registration data to any third party. SmarterKids will make changes in its registration and privacy policy statements for use in connection with the Lightspan Store to include Lightspan as appropriate and to allow for the sharing of registration information with Lightspan as contemplated in this Agreement.

11.  Implementation Schedule

     SmarterKids will launch the Lightspan Store as early as September 1, 1999 and no later than October 15, 1999. Assuming Lightspan provides SmarterKids with the content it requires, SmarterKids also agrees to add to SmarterKids.com the Lightspan content and links referenced above in accordance with the same schedule. [***]


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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12.  Fees/Revenue Sharing

Smarterkids.com will pay Lightspan a commission on the Net Revenue of all purchases made at the Lightspan Store during the Term (i.e. all Lightspan Store purchases, whether or not the purchaser accessed the Lightspan Store from any of the Lightspan Internet Services and including, by way of example and not by way of limitation, all purchases commenced during one session and concluded in another session). The amount of the commission shall be 11% of Net Revenue. As used herein, Net Revenue means [***] SmarterKids will also be entitled to exclude [***] from Net Revenues and to exclude [***] from Net Revenues. By way of example, a purchase of three items regularly priced at [***] each, but sold as part of a buy 2 get one free promotion would yield Net Revenue of [***]. SmarterKids agrees that the only revenues, other than standard MDF or co-op ad funds, it will accept with respect to the Lightspan Store will be revenues from customers and that it will not sell or carry advertising on the Lightspan Store or otherwise seek revenues from suppliers of products carried on the Lightspan Store.

13.  Exclusivity

     a. During the Term, Smarterkids will not engage in any arrangement whereby branded content provided by a "Lightspan competitor" or links to a "Lightspan competitor" are included on Smarterkids.com or the Lightspan Store or whereby SmarterKids builds, for a "Lightspan competitor," a club program similar to the Page One club program or a "private label store" similar to that defined in this Agreement, where "Lightspan competitor" means Family Education Network, Electric School House, Scholastic Network, Classroom Connect, ZapMe, American School Directory or Jostens Learning or any other comparable provider of educational content or services over the Internet which is not under common ownership with SmarterKids.

     b. During the Term, Lightspan will not include links from content or activity areas of the Lightspan Internet Services (as opposed to e-commerce areas of the Lightspan Internet Services) to any of the following sites: etoys,KayBeeToys.com, RedRocket, Toysmart, ToysRUs.com or ZanyBrainy.com or any other comparable e-commerce site targeted primarily to parents which primarily sells children's merchandise similar to that carried by Smartkids.com and which is not under common ownership with Lightspan. The foregoing will not, in any way, restrict Lightspan's sale of ads to such sites, which ads may also serve as links to such sites.

14.  Ownership

Each party shall continue to own its intellectual property rights. Lightspan will own the URL for the Lightspan Store and the name of the Lightspan Store, any URL for the Page One clubs program and any new names and trademarks that may be associated with the Page One Clubs

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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program. The long form agreement shall include, inter alia, non-exclusive intellectual properties licenses between the parties appropriate to implement the terms of this Agreement.

15.  Term/ Renewal/ Effect of Termination

     a. This Agreement will have an initial term (the "Term") of eighteen (18) months and will be renewable annually thereafter by the mutual agreement of the parties.

     b. At the conclusion of the Term, the parties' respective links will be dismantled. Lightspan and Smarterkids.com shall each own all data regarding Lightspan Store users and the Page One clubs purchase program. Smarterkids.com shall provide such data to Lightspan in an electronic format in standard CSV or Microsoft Excel format. Smarterkids.com shall not have any ownership or usage rights to Lightspan Internet Services registrant information provided to it by Lightspan unless the customer data came through the Lightspan Store. Neither party shall otherwise be entitled to keep a copy of nor use any other registration data provided to it by the other party during the Term.

16.  Joint Promotional Activities.

The parties will work together to create Joint on/offline promotional programs that will be mutually beneficial, including an initial press release. At least [***] such programs shall be initiated during the first [***] of the Term. All aspects of such programs, including, without limitation, the text of any press release, will be subject to the mutual approval of the parties.

17.  Indemnities

SmarterKids shall indemnify Lightspan against any third-party claim or loss with respect to any aspect of SmarterKids operation of SmarterKids.com or the Lightspan Store. Lightspan shall indemnify SmarterKids against any third-party claim or loss with respect to Lightspan's operation of the Lightspan Internet Services. The Long Form Agreement shall include fuller indemnification provisions.

18.  Confidentiality

Concurrently with the signature of this Agreement, the parties shall enter into a mutual non-disclosure agreement. For purposes of such agreement, the terms of this Agreement and all financial, traffic and other information shared by the parties pursuant to the terms of this Agreement shall be deemed confidential information.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



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If the forgoing is acceptable, please have two copies of this Agreement executed where indicated below by an authorized representative of SmarterKids and returned to us by telecopy and by express mail service.

Thanks for your assistance in putting this deal together. We are excited by the opportunities it creates.

Very truly yours,




Merritt D. Farren
Senior Vice President, Corporate Development


ACCEPTED AND AGREED:

SmarterKids.com, Inc.                        Lightspan Partnership, Inc.

By:  [ILLEGIBLE]                             By:  [ILLEGIBLE]
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Its: CEO                                     Its: SR VP & GM
     -----------------------                      ---------------------






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